JOHN HANCOCK INVESTMENT TRUST
                              101 Huntington Avenue
                                Boston, MA 02199


John Hancock Signature Services, Inc.
1 John Hancock Way, Suite 1000
Boston, MA  02217-1000

         Re:  Master Transfer Agency and Service Agreement

Ladies and Gentlemen:

         Pursuant to Section 11.01 of the Master Transfer Agency and Service Agreement dated as of June 1, 1998 between John Hancock Investment Trust (the "Trust") and John Hancock Signature Services, Inc. (the "Transfer Agent"), please be advised that the Trust has established a new series of its shares, namely, John Hancock Real Estate Fund (the "Fund"), and please be further advised that the Trust desires to retain the Transfer Agent to render transfer agency services under the Master Transfer Agency and Service Agreement for the Fund in accordance with the fee schedule attached as Exhibit A.

         Please state below whether you are willing to render such services in accordance with the fee schedule attached as Exhibit A.

                                      JOHN HANCOCK INVESTMENT TRUST
                                      On behalf of John Hancock Real Estate Fund


ATTEST: /s/ Susan S. Newton                             By: /s/ Anne C. Hodsdon
        -------------------                                 -------------------
              Secretary                                         President

Dated:  September 30, 1998


         We are willing to render transfer agency services to John Hancock Real Estate Fund in accordance with the fee schedule attached hereto as Exhibit A.


                                           JOHN HANCOCK SIGNATURE SERVICES, INC.


ATTEST:/s/ Susan S. Newton                     By:/s/Charles J. McKenney, Jr.
       -------------------                        ---------------------------

Dated:  September 30, 1998


s:\funds\invtrst\taamend.doc

                                    EXHIBIT A

            TRANSFER AGENT FEE SCHEDULE, EFFECTIVE SEPTEMBER 30, 1998

         Effective September 30, 1998, the transfer agent fees payable monthly under the transfer agent agreement between each fund and John Hancock Signature Services, Inc. shall be the following rates plus certain out-of-pocket expenses as described to the Board:



                                                                  Annual Rate Per Account
                                                                  -----------------------

                                               Class A Shares         Class B Shares         Class C Shares*
                                               --------------         --------------         ---------------
Equity Fund                                       $19.00                 $21.50                  $20.50
-----------

John Hancock  Capital  Series
-JH  Independence  Equity Fund*
-JH Special  Value Fund*
John Hancock  Special  Equities  Fund
John Hancock  World Fund
-JH Pacific Basin Fund
-JH Global Rx Fund
-JH European  Equity Fund
John Hancock  Investment Trust
-JH Growth and Income  Fund*
-JH Real Estate Fund
-JH  Sovereign  Balanced Fund
-JH  Sovereign  Investors  Fund*
John  Hancock  Investment  Trust  II
-JH Financial  Industries Fund
-JH Regional Bank Fund
John Hancock  Investment Trust III
-John  Hancock  Global  Fund
-John  Hancock  Growth  Fund*
-John  Hancock International Fund*
-John Hancock Special Opportunities Fund*
John Hancock Series Trust
-JH Emerging Growth Fund*
-JH Global Technology Fund




                                                                                Annual Rate Per Account
                                                                                -----------------------

                                                             Class A Shares         Class B Shares         Class C Shares*
                                                             --------------         --------------         ---------------
Money Market Funds                                                $20.00                $22.50                 $21.50
------------------

John Hancock Current Interest
-JH Money Market Fund*
-JH US Government Cash Reserve (Class A Shares only)
John Hancock Cash Reserve, Inc. (Class A Shares only)




                                                                     Annual Rate Per Account
                                                                     -----------------------

                                                             Class A Shares         Class B Shares
                                                             --------------         --------------
Tax Free Funds                                                   $20.00                 $22.50
--------------

John Hancock  Tax-Exempt Series Fund
-JH Massachusetts  Tax-Free Income Fund
-JH New York Tax-Free Income Fund
John Hancock California  Tax-Free Income Fund
John Hancock Tax-Free Bond Trust
-JH High Yield Tax-Free Fund
-JH Tax Free Bond Fund


                                                                                Annual Rate Per Account
                                                                                -----------------------

                                                             Class A Shares         Class B Shares         Class C Shares*
                                                             --------------         --------------         ---------------
 Income Funds                                                    $20.00                 $22.50                  $21.50
 ------------

John Hancock  Sovereign  Bond Fund
John Hancock  Strategic  Series
-JH Strategic Income Fund*
-JH  Sovereign US  Government  Income Fund
John Hancock  Investment Trust III
-JH Short-Term  Strategic Income Fund
-JH World Bond Fund John Hancock Bond Trust
-JH Government  Income Fund
-JH HighYield Bond Fund*
-JH Intermediate Maturity Government Fund


         The following funds are at a % of daily net assets of the Fund. Out-of-pocket expenses are paid by John Hancock Signature Services, Inc.


                                              % of Daily Net Assets of the Class

Class Y Shares                                           0.10%

John Hancock Special Equities Fund
John Hancock Sovereign Investors Fund

                                               % of Daily Net Assets of the Fund

John Hancock Institutional Series Trust                  0.05%
-JH Active Bond Fund
-JH Dividend Performers Fund
-JH Small Capitalization Value Fund
-JH Global Bond Fund
-JH Independence Balanced Fund
-JH Independence Diversified Core Equity Fund II
-JH Independence Growth Fund
-JH Independence Medium Capitalization Fund
-JH Independence Value Fund
-JH International Equity Fund
-JH Multi-Sector Growth Fund
-JH Small Capitalization Growth Fund

These fees are agreed to by the undersigned as of September 30, 1998.


                                               /s/Anne C. Hodsdon
                                               ------------------------------
                                               Anne C. Hodsdon
                                               President of Each Fund


                                               /s/Charles McKenney, Jr.
                                               ------------------------------
                                               Charles McKenney, Jr.
                                               Vice President of John Hancock
                                               Signature Services, Inc.